SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): June 29, 1995

                                    DynCorp
              (Exact name of registrant as specified in its charter)

      Delaware                      1-3879                       36-2408747
   (State or other          (Commission File Number)           (IRS Employer
   jurisdiction of                                           Identification No.)
   incorporation)

        2000 Edmund Halley Drive, Reston, Virginia           22091-3436
         (Address of principal executive offices)            (Zip Code)

         Registrant's telephone number, including area code: (703)-264-0330

                                 Not applicable
           (Former name or former address, if changed since last report)

 The registrant hereby amends its Form 8-K, Current Report, dated July 13, 1995.

Item 2.  Disposition of Assets

Item 2 has been amended in its entirety, to read as follows:

         On June 30, 1995, the registrant (the "Company") sold the stock of all its subsidiaries engaged in the business of commercial aircraft heavy maintenance and modification (see Item 5. Other Events, for discontinuance of the Commercial Aviation Sector business) to Sabreliner Corporation, a Delaware corporation. Those subsidiaries are DynAir Tech of Florida, a Florida corporation; DynAir Tech of Texas, a Texas corporation; and DynAir Avionics, Inc., a Florida corporation, all of which were owned by the Registrant as second-tier subsidiaries of its wholly owned subsidiary, DynCorp Aviation Services, Inc. Sabreliner Corporation is a publicly owned corporation which has no relationship to the Registrant or any of its affiliates, to any director or officer of the Registrant, or to any associate of any such director or officer. The sale price for the stock of these subsidiaries was $13,700,000 in cash, subject to additional payments based on future business revenues of the sold companies. The amount of loss incurred on the sale, net of income taxes, was $15,939,000.

         The Company has received a proposal for the sale of the remaining portions of the Commercial Aviation Sector and has entered into discussions with the interested party.

Item 7. Financial Statements and Exhibits

 (c)      Exhibits

 The following Exhibit has been restated in its entirety, and a copy of the Exhibit as restated is attached hereto:

          (99) Restated Consolidated Condensed Balance Sheets as of December 31, 1994 and December 31, 1995
                       Assets
                       Liabilities and Stockholders' Equity

                   Restated   Consolidated   Condensed   Statements   of
                   Operations for the years ended December 31, 1994 and 1995.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          DynCorp


Date: May 9, 1996                                H. Montgomery Hougen
                                                 H. Montgomery Hougen
                                                 Vice President and Secretary